UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024
ARQ, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARQ	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 20, 2024, Arq, Inc., a Delaware corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Canaccord Genuity LLC, as the representative of the underwriters named therein (the "Underwriters"), relating to the issuance and sale (the "Offering") of 4,770,000 shares (the "Firm Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a price to the public of $5.25 per share. Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Firm Shares from the Company at a price of $4.935 per share. The Company also granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 715,500 shares of Common Stock, on the same terms and conditions (the "Option Shares," and, together with the Firm Shares, the "Offered Shares").
The Company estimates that the net proceeds from the Offering will be approximately $23.1 million, or approximately $26.6 million if the Underwriters exercise in full their option to purchase the Option Shares, in each case after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this Offering for general corporate purposes, which may include working capital, capital expenditures, including continued construction of granular activated carbon facilities at the Company's Red River and Corbin manufacturing facilities located in Coushatta, Louisiana and Corbin, Kentucky, respectively, research and development expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments.
The Firm Shares, and any Option Shares, are being offered and sold pursuant to a prospectus supplement dated September 20, 2024 and an accompanying base prospectus that form a part of the registration statement on Form S-3 (File No. 333-281762) filed with the U.S. Securities and Exchange Commission (the "SEC") on August 23, 2024, which became effective on September 4, 2024. The Offering is expected to close on September 23, 2024, subject to the satisfaction of customary closing conditions.
Robert Rasmus, the Company's Chief Executive Officer and member of the Company's board of directors, who is a related party of the Company, is expected to participate in the Offering.
The Company’s board of directors granted an exemption under the Company’s Tax Asset Protection Plan, as amended (the "Plan"), dated May 5, 2017, for the acquisition or ownership of the Offered Shares in the Offering, so that such acquisition and ownership of the Offered Shares in the Offering will be deemed an Exempt Transaction under the Plan.
The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Faegre Drinker Biddle & Reath LLP, counsel to the Company, has issued a legal opinion relating to the legality of the issuance and the sale of the Offered Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement.
As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on January 24, 2024, the Company had entered into a Contract for Construction (the "Contract") with The Wieland-Davco Corporation, a Michigan corporation (the "Contractor"). The Contract provided for pre-construction and construction services to build a granular activated carbon facility at the Company's existing Red River manufacturing plant located in Coushatta, Louisiana.
On September 17, 2024, the Company provided the Contractor with notice (the "Notice") that the Company has elected to terminate the Contract, effective immediately. The Company provided the Notice after determining that certain timing and budget efficiencies could be achieved by conducting construction and project management functions internally. Pursuant to the terms of the Contract, the Company shall pay to the Contractor amounts due and owing through the date of the Notice for work completed and materials purchased and actual documented costs and expenses associated with demobilization associated with the termination of the Contract. The Company does not expect such amounts to be material. Construction and project completion timelines and budgets remain on track with those previously disclosed by the Company during its second quarter 2024 earnings call held on August 13, 2024.

Item 8.01	Other Events.
On September 19, 2024, the Company issued a press release announcing the proposed Offering and on September 20, 2024, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 20, 2024, by and between the Company and Canaccord Genuity LLC as representative of the underwriters named therein.
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
99.1	Press Release, dated September 19, 2024.
99.2	Press Release, dated September 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Filings for the Company were made under the name Advanced Emissions Solutions, Inc. (File No. 001-37822) starting on July 6, 2016. On February 1, 2024, the Company changed its name to Arq, Inc.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. When used in this report, the words "can," "will," "intends," "expects," "believes," similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements include, but are not limited to, statements or expectations regarding: the amount of estimated net proceeds to the Company from the Offering; the total number of shares to be issued in the Offering; the anticipated use of proceeds from the Offering; the expected closing date of the Offering and the satisfaction of customary closing conditions related thereto; the potential cost and timing benefits that may be achieved from conducting construction and project management functions internally; and the amounts due to the Contractor in connection with the Contract termination. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the Company's ability to satisfy the customary closing conditions associated with, and ultimately close, the Offering, the costs of raw materials and supplies, costs of labor, changes in scope of work or other unexpected modifications of construction, inflationary pressures, the Company’s ability to achieve expected cash flows and cost reductions, as well as other factors relating to the Company's business, as described in our filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 2023, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings the Company has made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to the Company's business and the ownership of the Company's securities. In addition to causing the Company's actual results to differ, the factors listed above may cause the Company's intentions to change from those statements of intention set forth in this report. Such changes in the Company's intentions may also cause the Company's results to differ. The Company may change its intentions, at any time and without notice, based upon changes in such factors, its assumptions, or otherwise. The forward-looking statements speak only as to the date of this report and the Company disclaims any duty to update such statements unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024

Arq, Inc.

/s/ Robert Rasmus
Robert Rasmus
Chief Executive Officer

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